UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 1, 2005

AVATECH SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31265	84-1035353
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

10715 Red Run Blvd., Suite 101, Owings Mills, Maryland 21117

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (410) 581-8080

Inapplicable

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01. Entry into a Material Definitive Agreement.

On July 1, 2005, W. James Hindman extended the July 1, 2005 maturity date of the Registrant’s Senior Subordinated Promissory Note dated April 1, 2004 in the principal amount of $902,168.80 (the “Note”), to July 1, 2006. All other terms of the Note remain unchanged.

Item 3.02. Unregistered Sales of Equity Securities

In consideration of the extension of the maturity date of the Note, on July 29, 2005, the Registrant granted to W. James Hindman a warrant to purchase up to 38,878 shares of the Registrant’s common stock, at any time until June 1, 2010, at an exercise price of $0.60 per share. This warrant was issued in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act and Regulation D promulgated thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AVATECH SOLUTIONS, INC.
(Registrant)

Date: July 1, 2005	By:	/s/ Christopher D. Olander
Christopher D. Olander
Executive Vice President and General Counsel